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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Destination Maternity Corporation:

        We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-59309, 333-12321, 333-27611 and 333-90110) and registration statements on Form S-8 (Nos. 33-64580, 33-89726, 333-2404, 333-3480, 333-59529, 333-57766, 333-112158 and 333-137136) of Destination Maternity Corporation (formerly Mothers Work, Inc.) of our reports dated December 15, 2008, with respect to the consolidated balance sheets of Destination Maternity Corporation and subsidiaries as of September 30, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 30, 2008, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of September 30, 2008, which reports appear in the September 30, 2008 annual report on Form 10-K of Destination Maternity Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 15, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM